UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):       October 9, 2007

ASCENDIA BRANDS, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	033-25900 (Commission File Number)	75-2228820 (IRS Employer Identification No.)

100 American Metro Boulevard, Suite 108, Hamilton, New Jersey 08619

(Address of Principal Executive Offices)

609-219-0930

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On October 9, 2007 the Registrant, as administrative borrower on behalf of itself and the other borrowers under a Credit Agreement dated as of February 9, 2007 (the “First Lien Credit Agreement”), Ascendia Brands (Canada) Limited, as guarantor of the borrowers’ obligations under the First Lien Credit Agreement, Wells Fargo Foothill, Inc., as arranger and administrative agent for the lenders under the First Lien Credit Agreement, and the lenders listed on the signatory pages, entered into a Second Amendment to Credit Agreement (the “First Lien Amendment”). Pursuant to the First Lien Amendment, the parties adjusted certain financial covenants applicable to the second quarter of the Registrant’s fiscal year ending February 29, 2008. In addition, the parties amended certain financial reporting provisions of the First Lien Credit Agreement. In connection with the execution of the First Lien Amendment, the Registrant paid the lenders thereunder an aggregate fee of $50,000.

In addition, on October 9, 2007 the Registrant, as administrative borrower on behalf of itself and the other borrowers under a Credit Agreement dated as of February 9, 2007 (the “Second Lien Credit Agreement”), Ascendia Brands (Canada) Limited, as guarantor of the borrowers’ obligations under the Second Lien Credit Agreement, the lenders listed on the signatory pages, Wells Fargo Foothill, Inc., as collateral agent, and Watershed Administrative, LLC, as administrative agent for the lenders under the Second Lien Credit Agreement, entered into a First Amendment to Credit Agreement (the “Second Lien Amendment”). Pursuant to the Second Lien Amendment, the parties adjusted certain financial covenants applicable to the second quarter of the Registrant’s fiscal year ending February 29, 2008. In addition, the parties amended certain financial reporting provisions of the Second Lien Credit Agreement. In connection with the execution of the Second Lien Amendment, the Registrant paid the lenders thereunder an aggregate fee of $50,000.

The above description does not purport to be a complete statement of the parties’ rights and obligations under the First Lien Amendment and Second Lien Amendment and is qualified in its entirety by reference to such agreements, copies of which are filed herewith as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K. Except for their status as the contractual documents between the parties with respect to the transactions described therein, none of the above-referenced agreements is intended to provide factual information about the parties and the representations and warranties contained in such documents are made only for purposes of the respective agreements and as of specific dates, are intended solely for the benefit of the parties to the respective agreements, and may be subject to limitations agreed by the parties, including being qualified by disclosures between the parties. These representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the respective agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Accordingly, they should not be relied on by investors as statements of factual information.

Item 7.01  Regulation FD Disclosure

On October 10, 2007, the Registrant issued a press release announcing (a) preliminary earnings results for the thirteen and twenty-six week periods ended August 25, 2007, (b) a delay in the filing of the Registrant’s Quarterly Report on Form 10-Q for such period and (c) the entering into of the First Lien Amendment and Second Lien Amendment. A copy of the press release is furnished herewith as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in Exhibit 99.1 attached hereto is being furnished and is not deemed to be “filed” for purposes of Section 18 of the Exchange Act and is not otherwise subject to the liabilities of that section. Accordingly, the information in Exhibit 99.1 attached hereto will not be incorporated by reference into any filing made by the Registrant under the Securities Act or the Exchange Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

Number	Description of Exhibit
4.1

Second Amendment to Credit Agreement dated as of October 9, 2007, by and among Ascendia Brands, Inc., as Administrative Borrower on behalf of itself the other Borrowers (as defined therein), Ascendia Brands (Canada) Ltd, as Guarantor, the lenders listed on the signatory pages thereof, and Wells Fargo as the arranger and administrative agent for the lenders, and the lenders signatory thereto (1)

4.2

First Amendment to Credit Agreement dated as of October 9, 2007, by and among Ascendia Brands, Inc., as Administrative Borrower on behalf of itself and all other Borrowers (as defined therein), Ascendia Brands (Canada) Ltd, as Guarantor, the lenders listed on the signatory pages thereof, Wells Fargo Foothill, Inc., as collateral agent, and Watershed Administrative, LLC, as administrative agent for the lenders, and the lenders signatory thereto (1)

99.1	Press Release dated October 10, 2007 (1)

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(1)  Furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2007	ASCENDIA BRANDS, INC.

By:	/s/ John D. Wille
John D. Wille
Chief Financial Officer